Exhibit 99.1

Viasat Completes Acquisition of RigNet

CARLSBAD, Calif., April 30, 2021 – Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced it has completed its previously announced acquisition of RigNet, Inc. (NASDAQ: RNET). RigNet’s stockholders approved the transaction on April 21, 2021.

“RigNet will bring extensive sector expertise, an established customer base and a global communications delivery infrastructure to help further accelerate Viasat’s ability to provide high-quality, ubiquitous, affordable broadband connectivity and communications to the hardest-to-reach locations around the globe,” said Rick Baldridge, Viasat’s president and chief executive officer. “With the close of this transaction, we look forward to integrating RigNet and its global team into the Viasat family. Their technology, culture and customer philosophy are a strong complement to Viasat. Together, we believe we can further expand Viasat’s portfolio diversification strategy and solve customers’ toughest communications challenges.”

RigNet provides premier, global, end-to-end, secure managed communications service and installation capabilities, along with digital transformation solutions, which will enable Viasat to quickly expand into new adjacent industries, including renewable energy, transportation, maritime, mining and other enterprise markets. The RigNet team will continue to be primarily based out of Houston, Texas, with additional operations around the world. The RigNet team will join Viasat’s Global Enterprise & Mobility business, led by business President, Jimmy Dodd.

Additional details around the transaction, initially announced on December 21, 2020, can be found in the original announcement, here.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram,  LinkedIn, Twitter or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward looking statements include among others, statements that refer to the expected benefits of the RigNet acquisition, including expected resulting enhancements to Viasat’s sector expertise, customer base, infrastructure, systems and services; expansion into new adjacent industries; integration activities; the anticipated value of the combined business to customers and partners; the expected performance of RigNet’s advanced software and communications technologies; expected impact of the acquisition on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets of Viasat, RigNet and the combined company; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of Viasat to successfully integrate RigNet operations, technologies and employees; the ability to realize anticipated benefits and synergies of the acquisition, including the expectation of enhancements to Viasat’s products and services, greater revenue opportunities, operating efficiencies, and cost savings; the ability to ensure continued performance and market growth of RigNet’s business; changes in the global business environment and economic conditions; the availability and cost of credit; the ability to successfully develop, introduce, and sell new products and enhancements; changes in relationships with key customers, suppliers, distributors, resellers, and others as a result of the acquisition; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2021 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts:

Chris Phillips, Corporate & External Communications, +1 760-476-2322, Christina.phillips@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 760-476-2633, IR@viasat.com

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